Exhibit 99.1
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (this “Agreement”) is by and between Jafra Cosmetics International, Inc. a Delaware corporation (“the Company”), and Enrique Marco, an individual (“Employee”).
AGREEMENT
          The parties to this Agreement, intending to be legally bound, agree as follows:
          1.       Effective Date. The Company and Employee anticipate that Employee’s employment will begin effective May 1, 2006, conditioned upon Employee’s ability to certify his legal right to work in the United States. Effective the first date of his employment with the Company, Employee’s employment will be governed by the terms of this Agreement (the “Effective Date”).
          2.       Employment Terms and Duties.
                    2.1       Employment. The Company employs Employee, and Employee accepts employment by the Company (the “Employment”), upon the terms and conditions set forth in this Agreement.
                    2.2 At-Will Employment. Employee’s employment relationship with the Company is at-will, terminable at any time and for any reason with or without notice by either the Company or Employee. Although certain provisions of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of Employee’s employment for any length of time.
                    2.3       Duties. As of the Effective Date, Employee will serve as Chief Financial Officer and will have such duties as are assigned or delegated to Employee by the Chief Executive Officer (the “CEO”) or the Chief Operating Officer (the “COO”). Employee will: (i) devote his entire business time, attention, skill, and energy exclusively to the business of the Company; (ii) use his best efforts to promote the success of the Company’s business; and (iii) cooperate fully with the CEO, COO and the Board of Directors of the Company in the advancement of the best interests of the Company.
                    2.4       Compliance with the Company’s Policies. Employee acknowledges and agrees that compliance with the Company’s policies, practices and procedures is a term and condition of the Employment under this Agreement. Employee agrees to comply with the terms and conditions of the Company’s Employee Confidentiality and Inventions Agreement, a copy of which is attached to this Agreement as Exhibit A and is incorporated by this reference.
                    2.5       Place of Employment. Employee will perform his duties at a location defined by Jafra’s CEO, COO or Board of Directors.

          3.       Compensation.
                    3.1       Salary. Employee will be paid an annual salary of One hundred Ninety Thousand Dollars ($ 190,000) (the “Salary”), less any applicable state and federal taxes or other payroll deductions. The Salary will be payable in equal periodic installments according to the Company’s customary payroll practices. Any adjustment to the Salary is at the sole discretion of the Company.
                    3.2       Benefits. Employee may participate in such sick leave, pension, profit sharing, life insurance, hospitalization, long term disability, major medical and other employee benefit plans of the Company (collectively, the “Benefits”), that may be in effect from time to time for management level employees, to the extent that Employee is eligible under the terms of those plans.
                    3.3       Additional Compensation. Employee may be eligible, as additional compensation for the services rendered by Employee pursuant to this Agreement, for a bonus at the discretion of the CEO, COO or the Board and in an amount to be determined by the CEO, COO and the Board, in accordance with the Company’s bonus plan (the “Additional Compensation”).
          4.       Expenses. The Company will pay on behalf of Employee (or reimburse Employee) reasonable expenses incurred by Employee at the request of, or on behalf of, the Company in the performance of Employee’s duties pursuant to this Agreement, and in accordance with the Company’s employment policies, including reasonable expenses incurred by Employee (a) while attending conventions, seminars and other business meetings, (b) for appropriate business entertainment activities and (c) for appropriate promotional expenses. In order to be eligible for reimbursement, Employee shall file expense reports with respect to such expenses in accordance with the Company’s policies, and must secure approval from the CEO or the COO before expenses will be reimbursed.
          5       Automobile. As long as The Company has no car policy The Company shall provide Employee with a Company car at a leased rate equivalent to that required to lease an Audi A 6 or its equivalent, and will reimburse employee reasonable expenses related to the upkeep of this car, including but not limited to gasoline, license, taxes, repairs, routine maintenance and insurance. The company car also may be used by Employee for private purposes, so long as Employee secures appropriate insurance to cover this usage. Employee shall be responsible for reporting the fair market value of the personal use of such automobile as compensation on his tax return. Any income tax payable on use of the car shall be borne by Employee.
          6.       Vacations and Holidays. Employee is entitled to vacation and holidays according to the Company’s vacation policies for management employees and taking into account previous contractual relationships within the Vorwerk Group (as from 1st April, 1983). Employee must request and receive permission from the CEO or COO prior to taking vacation. Every effort will be made to accommodate an employee’s vacation request if the absence is consistent with the Company’s workload and business needs.

          7.       Payment upon Termination of Employment. Upon termination of Employee’s Employment, the Company will be obligated to pay to Employee only such compensation as is provided in this Section 7.
                    7.1       Termination of Employee without Cause. In the event Employee’s employment is terminated by the Company without Cause as defined in Section 7.2 below, Employee will receive Salary and accrued but unused vacation through the date of such termination (the “Termination Date”). In addition, Employee will receive severance according to the Company’s policy which is an aggregate amount equal to eighteen (18) months’ Salary (the “Severance Payment.”) The Severance Payment is the exclusive severance payment to which Employee is entitled, and includes any severance amounts to which Employee is entitled under any Company severance plan, policy or program. Any payment will be less applicable state and federal taxes and/or other payroll deductions. The Severance Payment will be made in a lump sum within forty five (45) days of the Effective Release Date as defined in Exhibit B. Further, if Employee elects continued coverage pursuant to the Consolidated Budget Reconciliation Act (“COBRA”), the Company will pay an amount equal to the previously paid “employer portion” of Employee’s monthly premium, for continuation of the Employee’s benefits for six (6) months.
                    7.2       Termination of Employee with Cause, Upon Transfer of Employee or upon Resignation by Employee. In the event the Employment is terminated by the Company for Cause, or the Employment is terminated and Employee is offered employment in any entity which is directly or indirectly owned or controlled by Vorwerk & Co. KG (“Vorwerk”), or Employee resigns his employment for any reason, Employee will receive any earned portion of Salary and accrued but unused vacation through the Termination Date, less applicable state and federal taxes and/or other payroll deductions. Termination for “Cause” occurs if Employee is terminated for any one of the following reasons: (i) Employee’s material breach of this Agreement; (ii) Employee’s material failure to adhere to any written policy of the Company that is legal and generally applicable to officers of the Company; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company’s funds or property; or (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.
                    7.3       Termination of Employment following Death or Disability. In the event the Employment is terminated as a result of Employee’s death or as a result of Employee suffering a disability which cannot be reasonably accommodated and which renders him unable to perform the essential functions of his position for 120 days, Employee or his heirs are entitled to any earned portion of Salary and accrued but unused vacation through the Termination Date.
                    7.4       Termination for Any Other Reason. In the event that Employee’s employment terminates under any circumstance other than that described in Sections 7.1 through 7.3, Employee will be entitled to receive the portion of the Salary earned and any vacation accrued and owing to Employee only through the Termination Date.

                    7.5       Benefits. Except where specifically provided by this Agreement, Employee’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of Employee’s termination, and Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.
                    7.6       Release in Exchange for Payment. Employee’s receipt of any Severance Payment and continued Benefits coverage as described in Section 7.1 is conditioned upon Employee executing a release of all claims effective as of the Termination Date, in substantially the form attached to this Agreement as Exhibit B.
          8.       General Provisions.
                    8.1       Representations and Warranties by Employee. Employee represents and warrants to the Company that the execution of this Agreement and the performance by Employee of his obligations under this Agreement will not: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.
                    8.2       Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon Employee’s performance of Employee’s obligations hereunder.
                    8.3       Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
                    8.4       Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.
                    8.5       Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Company:	Chief Executive Officer
Jafra Cosmetics International, Inc.
2451 Townsgate Road
Westlake Village, California 91361

If to Employee:	Home office address on file with the Company
                    8.6       Entire Agreement; Amendments. This Agreement, including its exhibits, contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the Employee, the Company or Vorwerk with respect to the subject matter of this Agreement.
                    8.7       Governing Law. This Agreement will be governed by the laws of California without regard to conflicts of law principles.
                    8.8       Jurisdiction. Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement will be brought against any of the parties in the courts of the state in the United States in which the defendant in such action or proceeding resides or is domiciled, or, if it has or it can acquire jurisdiction, in the United States District Court for the district of the state in which such defendant resides or is domiciled, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
                    8.9       No Undue Influence. This Agreement is executed voluntarily and without any duress or undue influence. Employee acknowledges that he has read this Agreement and executed it with his full and free consent. No provision of this Agreement shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Agreement.
                    8.10       Section Headings, Construction. The section headings in this Agreement are provided for convenience only and will not affect its construction or interpretation.
                    8.11       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                    8.12       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

JAFRA COSMETICS
INTERNATIONAL, INC.

Date: 5/1/2006		Date: 5/1/2006

By:	/s/ Ronald B. Clark	/s/ Enrique Marco

	Chief Executive Officer	Employee

By:	/s/ [ILLEGIBLE]

Chief Operating Officer

EXHIBIT A
EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT
          The following confirms the agreement between Employee and Jafra Cosmetics International, Inc., a Delaware corporation (the “Company”), which is a material part of the consideration for Employee’s employment by the Company:
                    1.       Employee understands that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, “Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company’s business. “Proprietary Information” includes, but is not limited to, information about trade secrets, computer programs, designs, technology, ideas, know-how, processes, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company’s actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. Employee understands that Employee’s employment creates a relationship of confidence and trust between Employee and the Company with respect to Proprietary Information.
                    2.       Employee understands that the Company possesses or will possess “Company Materials” which are important to its business. For purposes of this Agreement, “Company Materials” are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or future/strategic plans of the Company, whether such documents have been prepared by Employee or by others including but not limited to portions of the Company’s customer lists which have been specially compiled by the Company to include information not available to the public such as customer preferences and customer buying history. “Company Materials” also include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.
                    3.       In consideration of Employee’s employment by the Company and the compensation received by Employee from the Company Employee hereby agrees as follows:
                              a.       All Proprietary Information and trade secret rights, and other intellectual property and rights (collectively “Rights”) in connection therewith will be the sole property of the Company. At all times, both during Employee’s employment by the Company and after its termination, Employee will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company except as may be necessary and appropriate in the ordinary course of performing Employee’s duties to the Company.

                              b.       All Company Materials will be the sole property of the Company. Employee agrees that during Employee’s employment by the Company, Employee will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as Employee is required to do in connection with performing the duties of Employee’s employment Employee further agrees that, immediately upon the termination of Employee’s employment by Employee or by the Company for any reason, or during Employee’s employment if so requested by the Company, Employee will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) Employee’s personal copies of records relating to Employee’s compensation; (ii) Employee’s personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) Employee’s copy of this Agreement.
                              c.       During the term of Employee’s employment and for two years thereafter, Employee will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation will not affect any responsibility Employee may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.
                              d.       Employee promptly will disclose in writing to Employee’s immediate supervisor, with a copy to the President of the Company, or to any persons designated by the Company, all “Inventions”, which includes all improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, computer programs, compositions, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of Employee’s employment. Employee also will disclose to the President of the Company all things that would be Inventions if made during the term of Employee’s employment, conceived, reduced to practice, or developed by Employee within six months after the termination of Employee’s employment with the Company. Such disclosures will be received by the Company in confidence (to the extent they are not assigned in Section 3(f) below) and do not extend the assignment made in Section 3 (f) below. Employee will not disclose Inventions to any person outside the Company unless Employee is requested to do so by management personnel of the Company.
                              e.       Employee agrees that all Inventions which Employee makes, conceives, reduces to practice or develop (in whole or in part, either alone or jointly with others) during Employee’s employment will be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached and hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement will extend to inventions, the assignment of which is prohibited by Labor Code Section 2870 (attached Exhibit 1). The Company will be the sole owner of all Rights in connection therewith.
                              f.       Employee agrees to perform, during and after Employee’s employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in obtaining, maintaining, defending and enforcing Rights with respect to such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Employee irrevocably designates and appoints the Company and its duly authorized officers and agents, as Employee’s agents and attorneys-in-fact to act for and in Employee’s behalf and instead of Employee, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Employee.
                              g.       Any assignment of copyright pursuant to this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Employee waives such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. Employee will confirm any such waivers and consents from time to time as requested by the Company.
                              h.       Employee has attached to this Agreement as Exhibit 2 a complete list of all existing Inventions or improvements to which Employee claims ownership as of the date of this Agreement and that Employee desires to specifically clarify are not subject to this Agreement, and Employee acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, Employee represents that he has no such Inventions and improvements at the time of signing this Agreement. ___[INITIAL HERE]
                              i.       Employee agrees that during Employee’s employment with the Company Employee will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and Employee will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph will apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while Employee is employed by the Company.
                              j.       Employee represents that Employee’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee’s employment by the Company. Employee has not entered into, and Employee agrees he will not enter into, any agreement either written or oral in conflict with this Agreement or in conflict with Employee’s employment with the Company.
                    4.       Employee agrees that this Agreement is not an employment contract and that Employee has the right to resign and the Company has the right to terminate Employee’s employment at any time, for any reason, with or without cause.
                    5.       Employee agrees that this Agreement does not purport to set forth all of the terms and conditions of Employee’s employment, and that as an employee of the Company Employee has obligations to the Company which are not set forth in this Agreement.

                    6.       Employee agrees that Employee’s obligations under sections 3(a) through 3(f) and section 3(h) of this Agreement will continue in effect after termination of Employee’s employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on Employee’s part, and that Employee will notify any future client, employer or potential employer or client of Employee’s obligations under this Agreement Employee agrees that the Company is entitled to communicate Employee’s obligations under this Agreement to any future employer or potential employer.
                    7.       Employee acknowledges and agrees he has an obligation to protect the Company’s Propriety Information and Company Materials and that this obligation continues in effect after termination of Employee’s employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on Employee’s part. Therefore, Employee agrees that he will not disclose these Propriety Information and Company Materials to assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.
                    8.       Employee agrees that the Company has expended substantial efforts to maintain the confidentiality and proprietary nature of the information described in this Agreement and would be materially and irreparably injured by an unauthorized disclosure of any of that information. Any breach of this Agreement will result in irreparable and continuing damage to the Company for which there can be no adequate remedy at law, and in the event of any such breach, the Company will be entitled to immediate injunctive relief and other equitable remedies (without any need to post any bond or other security) in addition to such other and further relief as may be proper.
                    9.       Employee agrees that any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of California without regard to the conflict of laws provisions to this Agreement. Employee further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) will be revised to make them legal and enforceable. The remainder of this Agreement will otherwise remain in full force and effect and enforceable in accordance with its terms.
                    10.       This Agreement will be effective as of the date Employee executes this Agreement and will be binding upon me, Employee’s heirs, executors, assigns, and administrators and will inure to the benefit of the Company, its subsidiaries, successors and assigns.

                    11.       This Agreement only can be modified by a subsequent written agreement executed by the President of the Company.
I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WELL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Dated: 5/1/2006	/s/ Enrique Marco Employee

EXHIBIT 1
                    Section 2870.      Application of provision providing that employee will assign or offer to assign rights in invention to employer.
                    (a)       Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for these inventions that either:
                              (1)       Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer, or
                              (2)       Result from any work performed by the employee for the employer.
                    (b)       To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT 2
Jafra Cosmetics International, Inc.
Address
To Whom It May Concern:
                    1.      The following is a complete list of inventions or improvements relevant to the subject matter of my employment by Jafra Cosmetics International, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company’s Proprietary Information and Inventions Agreement.

—	No inventions or improvements

—	See below:

—	Additional sheets attached
                    2.      I purpose to bring to my employment the following materials and documents of a former employer:

—	No materials or documents

—	See below:

/s/ Enrique Marco

Employee

EXHIBIT B
GENERAL RELEASE
          THIS GENERAL RELEASE (this “Release”) is entered into effective as of ___ by and between Jafra Cosmetics International, Inc., a Delaware corporation (the “Company”) with its principal place of business in California, and Enrique Marco, an individual resident of California (“Employee”), with reference to the following facts:
RECITALS
          A.       The parties entered into an Employment Agreement on___ (the “Agreement”). Pursuant to the terms and conditions of the Agreement, and contingent upon satisfaction of the conditions described in the Agreement, Employee would become eligible for Severance Payments in exchange for Employee’s release of the Company from all claims which Employee may have against the Company as of the Separation Date.
          B.       The parties desire to dispose of, fully and completely, all claims which Employee may have against the Company in the manner set forth in this Release.
AGREEMENT
          1.       Release. In exchange for the Severance Payments and other consideration described in the Agreement, receipt of which is hereby acknowledged, Employee, for himself and his heirs, successors and assigns, fully releases, and discharges the Company, and its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents (collectively “Agents”), and all entities related to the Company and its Agents, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers, and specifically including Vorwerk & Co. KG (collectively, “Related Entities”), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have, own or hold against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended (“ADEA”).
          2.       Section 1542 Waiver. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities through the Separation Date. In making this release, Employee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him. Employee expressly waives all rights under §1542 of the Civil Code of the State of California, which Employee understands provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.
          3.       Waiver of Certain Claims. Employee acknowledges that, with this Release, he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven (7) days after executing this Release (the “Effective Release Date”).
          4.       No Undue Influence. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges he has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.
          5.       Confidentiality of Agreement and Release. Employee further agrees to keep confidential the terms of the Agreement and this Release and to refrain from disclosing any information regarding the Agreement, this Release and their respective terms to any third party, unless required to do so (a) by a regulatory body (e.g. filings with the Securities Exchange Commission); (b) in financial disclosures to auditors or in audited financial statements; or (c) under oath, if properly ordered, in a court of competent jurisdiction. Employee agrees to notify the Company in writing upon first notification that he may be required by law to disclose any information deemed confidential by the Agreement or this Release. Notice must be provided in sufficient time for the party receiving notice to oppose or otherwise respond to the request.
          6.       Governing Law. This Release is made and entered into in California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of California as applied to contracts entered into by and between residents of California to be wholly performed within California.
          7.       Severability. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.
          8.       Counterparts. This Release may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.
          9.       Arbitration. Any dispute or claim arising out of this Release shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (the “AAA”) and will be governed by the Model Employment Arbitration rules of the AAA. All fees and costs will be allocated to the parties to the arbitration as determined by the arbitrator; provided, however, that each party will pay one-half of the estimated arbitrator’s fees up front; and, if either party fails to do so, then a default will be entered against such party solely with respect to such fees. Any determination of the arbitrator shall be final and binding on the parties. Nothing in this Release will prevent a party from applying to a court that would otherwise have jurisdiction for provisional or interim injunctive or other equitable measures.
          10.       Entire Agreement. This Release constitutes the entire agreement of the parties with respect to the subject matter of this Release, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.
          11.       Modification; Waivers. No modification, termination or attempted waiver of this Release will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.
          12.       Amendment. This Release may be amended or supplemented only by a writing signed by Employee and the Company.

Dated: 5/1/2006		/s/ Enrique Marco
Employee

Dated: 5/1/06	By:	/s/ Ronald B. Clark

Chief Executive Officer

Dated: _____________________	By:	/s/ [ILLEGIBLE]

Chief Operating Officer

Private — Confidential
Enrique Marco
c/o Vorwerk Espana Management S.L.,S. COM
23.03.2006
Pension Benefits during your employment with Jafra Cosmetics International in US
Dear Mr. Marco,
As regards to your retirement benefits — be it the compulsory state pension benefit or be it the additional company pension benefit — we hereby agree to the following:
—	Jafra Cosmetics International will pay to you the gross amount of the voluntary state pension contribution in Spain, currently the gross amount being EUR 1,300 per month (net being approx. EUR 800 per month). This amount will be increased according to the Spanish legislation — usually on an annual base. The payment will only be effected until there is a reentry into any compulsory membership in the Spanish state pension. After the end of each year you have provide us with prove of payment of the contributions made. Also, please provide us with any increases necessary according to the Spanish legislation.

—	you will continue to be eligible to the International Retirement Policy of the Vorwerk Group, the payment will be effected by Jafra Cosmetics International US

—	you are not eligible to take part in any kind of company pension benefit / deferred compensation with Jafra Cosmetics International US, also including 401k Plan

—	the previous side letter as regards to pension claims becomes invalid
Please sign the copy of this letter as your sign of approval and return it to us.
Yours sincerely,

/s/ Markus von Blomberg	/s/ Wolfgang Bahlmann
Markus von Blomberg	Wolfgang Bahlmann
Jafra Cosmetics International, Inc. 2451 Townsgate Road, Westlake Village, CA 91361, Phone 805 449 3000 Fax 805 449 3254